UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SPACEHAB, Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement to SPACEHAB’s Proxy Statement dated January 7, 2009

To the Shareholders of SPACEHAB, Incorporated:

In connection with the proxy statement related to our annual meeting, we are making several changes to the quorum and voting requirements to correct typographical errors contained therein.  These changes do the following:

•                  Decrease the quorum requirement from a majority to one-third of the outstanding shares of common stock entitled to vote at the annual meeting; and

•                  Increase the affirmative vote required to approve Proposal 5, the change in SPACEHAB, Incorporated’s state of incorporation from Washington to Delaware, from a majority to two-thirds of the outstanding shares entitled to vote.

•                  Correct the common stock outstanding and committed in the “Post-Reverse Split Capitalization Table.”

The full text of the revised “Quorum; Method of Tabulation” section of the proxy is attached hereto as Appendix A.  The full text of the revised “General Effect of the Reverse Split” section of the proxy is attached hereto as Appendix B.  We encourage you to read this supplement together with the original proxy materials that were previously distributed to you.   You may review these proxy materials at the Securities and Exchange Commission’s website at www.sec.gov, or may request a copy of these materials from us by contacting Brian Harrington, Corporate Secretary, SPACEHAB, Incorporated, 907 Gemini Street, Houston, Texas 77058 or by calling (713) 558-5000.

Your vote is very important.  We encourage you to vote FOR each of the proposals set forth in the proxy.  If you have not already done so, please mark and return your proxy as soon as possible.

By Order of the Board of Directors,

Brian K. Harrington
Senior Vice President and
Chief Financial Officer
Secretary and Treasurer

Appendix A

Quorum; Method of Tabulation

The holders of at least a one-third of all issued and outstanding shares of common stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum. The election of the seven directors to be elected by the holders of common stock requires the vote of a plurality of the shares of common stock represented at the meeting. The affirmative vote of the majority of the outstanding shares of common stock, present (in person or by proxy) and entitled to vote at the meeting, is required to ratify the appointment of PMB Helin Donovan, LLP as independent registered public accountants for the Company. The affirmative vote of a majority of the outstanding shares of common stock, entitled to be cast, is required to approve the proposed amendments to the Company’s Amended and Restated Articles of Incorporation related to the name change and the reverse stock split set forth in Proposals 3 and 4.  The affirmative vote of two-thirds of the outstanding shares of common stock, entitled to be cast, is required to approve the Re-incorporation set forth in Proposal 5.

One or more inspectors of election appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting, and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. Therefore, abstentions will be the equivalent of a “no” vote for Proposals 2, 3, 4 and 5 and will have no effect on determinations of plurality for Proposal 1 except to the extent that they affect the total votes received by a particular candidate.

Many of the Company’s shares of common stock are held in “street name,” meaning that a depository, broker-dealer or other financial institution holds the shares in its name, but such shares are beneficially owned by another person. Generally, a street name holder must receive direction from the beneficial owner of the shares to vote on issues other than routine shareholder matters such as the election of directors or ratification of auditors. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered present and entitled to vote at the Annual Meeting for such matter. Accordingly, broker non-votes will have no effect on determinations of plurality for Proposal 1 except to the extent that they affect the total votes received by a particular candidate, will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote for Proposal 2 by reducing the total number of shares from which a majority is calculated, and will be the equivalent of a “no” vote for the matters being voted upon in Proposals 3, 4 and 5.

Appendix B

General Effect of the Reverse Split

After the effective date of the Reverse Split each shareholder will own a reduced number of shares of the Company’s common stock, as up to every five shares of common stock that a shareholder owns will be combined and converted into a single share.  The Company estimates that, following the Reverse Split, the Company would have approximately the same number of shareholders and, except for any changes as a result of the treatment of fractional shares, the completion of the Reverse Split alone would not affect any shareholder’s proportionate equity interest in the Company.

On the Reverse Split effective date, based on the total number of outstanding shares of common stock as of the record date, the number of outstanding shares of common stock will be reduced from 16,942,718 shares to a range of 3,388,543 to 8,471,359 shares, depending on the exact split ratio chosen by the Board of Directors.  The exact number of shares of common stock that will be outstanding after the Reverse Split will also depend on the results of the rounding-up mechanism to avoid fractional shares.  The Company’s authorized shares will not be affected by the Reverse Split.  If the Reverse Split is effected while the Company remains incorporated in the state of Washington, depending on the split ratio of the Reverse Split chosen by the Board of Directors, after the Reverse Split, the Company will have available for future issuance up to 70,826,327 shares of common stock for use in financing and other activities in the ordinary course of its business.  If the Reverse Split is effected after the Company becomes incorporated in the state of Delaware, depending on the split ratio of the Reverse Split chosen by the Board of Directors, after the Reverse Split, the Company will have available for future issuance up to 25,826,327 shares of common stock for use in financing and other activities in the ordinary course of its business.

The following table shows the capital structure of the Company if Proposal 3 is approved by the shareholders and becomes effective:

Post-Reverse Split Capitalization Table

Common Stock Outstanding and Committed

	Pre Split*	Post Split (2-for-1)	Post Split (5-for-1)

Total Amount Outstanding	16,942,718	8,471,359	3,388,543
Reserved for Issuance Upon Conversion of Senior Notes	442,645	221,323	88,529
Reserved for Issuance for Outstanding Grants Under Stock Incentive Plans	900,608	450,304	180,122
Total Outstanding and Committed	18,285,971	9,142,986	3,657,194
Uncommitted Under Approved Stock Incentive Plans	2,582,396	1,291,198	516,479
Total	20,868,367	10,434,184	4,173,673
Total Authorized (as a Washington corporation)*	75,000,000	75,000,000	75,000,000
Available (as a Washington corporation)**	54,131,633	64,565,816	70,826,327

*As of December 15, 2008

*                             As discussed above, if the Company is a Delaware corporation at the time the Reverse Split is implemented, the Company will have a total amount of 30,000,000 authorized shares of common stock, both Pre Split and Post Split.

**                      As a Delaware corporation, the Company will have 9,131,633 shares of common stock available Pre Split.  If the Company implements a 2-for-1 Reverse Split, the Company will have available 19,565,816 shares of common stock.  If the Company implements a 5-for-1 Reverse Split, the Company will have available 25,826,327 shares of common stock.